Exhibit 2.4

IP MATTERS AGREEMENT

This IP MATTERS AGREEMENT (this “IPMA”), dated as of [_________], 20__ (“Effective Date”), is by and between Hewlett Packard Enterprise Company, a Delaware corporation (“Houston Company”), and Hewlett Packard Enterprise Development LP, a Texas limited partnership (“Houston Development” and, together with Houston Company, collectively “Houston”), on the one hand, and Seattle Spinco, Inc., a Delaware corporation and wholly owned subsidiary of Houston Company (“Seattle”), on the other hand. Houston Company, Houston Development and Seattle are sometimes collectively referred to as the “Parties” and each is individually referred to as a “Party.”

RECITALS

WHEREAS, Houston Company and Seattle have entered into the Separation Agreement pursuant to which the Parties have set out the terms and the conditions under which they wish to implement the Reorganization; and

WHEREAS, this IPMA is a Transaction Document under the Separation Agreement and by its terms will allocate rights and interests in certain Intellectual Property Rights used in the conduct of the Seattle Business prior to the Distribution Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this IPMA, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

The following capitalized terms used in this IPMA shall have the meanings set forth below:

“Affiliate” means an Affiliate (as defined in the Separation Agreement) existing as of the Effective Date or at any time thereafter.

“Acquiror” has the meaning set forth in Section 10.2 (Sale of All or Part of a Business (Assignment)).

“Assigning Party” has the meaning set forth in Section 10.1 (Assignment).

“Change of Control” means with respect to either Party, a transaction in which any of the following occurs, whether directly or indirectly: (a) a Third Party acquires greater than fifty percent (50%) ownership interest, direct or indirect, in the outstanding shares or stock entitled to vote for the election of directors of such Party, or (b) a Third Party otherwise acquires the ability to control or direct the management, policies, or affairs of such Party.

“Copyright Assignment Agreement” has the meaning set forth in Section 2.1(a) (Assignment of Transferred IP).

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“Confidential Information” shall mean proprietary or confidential technical, financial or business information of the disclosing Party, including Source Code, as well as information about product plans and strategies, promotions and customers as such information is related to the subject matter of this IPMA, which should be reasonably understood by the receiving Party as the confidential or proprietary information of the disclosing Party. Without regard to the timing of any disclosure or the identity of the disclosing Person, all Source Code embodying any Houston Licensed IPR shall be deemed to be Houston Confidential Information, and Source Code embodying any Transferred IP shall be deemed to be Seattle Confidential Information.

“Database Rights” has the meaning set forth in the definition of Intellectual Property Rights.

“Dispute” has the meaning set forth in Section 8.6 (Dispute Resolution).

“Domain Names” has the meaning set forth in the definition of Intellectual Property Rights.

“Effective Date” has the meaning set forth in the preamble.

“Exclusively Related to the Seattle Business” means, with respect to any Intellectual Property Right, that such Intellectual Property Right is (a) owned, as of immediately prior to the Distribution Date, by any member of the Houston Group, and (b) used or held for use exclusively in, or exclusively related to, the operation of the Seattle Business.

“Houston” has the meaning set forth in the preamble.

“Houston Business” means the Houston Business (as defined in the Separation Agreement).

“Houston Company” has the meaning set forth in the preamble.

“Houston Confidential Information” means Confidential Information of the Houston Group.

“Houston Development” has the meaning set forth in the preamble.

“Houston Group” has the meaning set forth in the Separation Agreement.

“Houston Licensed Activities” means (a) the operation of the Houston Business as conducted prior to the Distribution Date and natural evolutions, expansions, and extensions thereof, (b) the design, development, manufacture, having manufactured (subject to Section 4.2 (Have Made Rights)), use, importation, exportation, Sale, Service, and other exploitation of Houston Licensed Products, and (c) the practice of the Houston Licensed Processes in connection with any of the foregoing clauses (a) and (b).

“Houston Licensed IPR” means (a) the Houston Patents; and (b) all Intellectual Property Rights (other than Transferred IP, Patents, Marks (notwithstanding that Marks may be separately licensed to Seattle or any of its Affiliates), and Domain Names) that (i) are, as of immediately after the Distribution Time, owned or Licensable by a member of the Houston Group, and (ii) are or were, as of, or prior to, the Distribution Time, used or developed for use in the Seattle Business.

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“Houston Licensed Processes” means any methods, processes, or procedures (including of manufacture, assembly or testing) in use by any member of the Houston Group, including those for Houston Licensed Products.

“Houston Licensed Products” means (a) the products and services of the Houston Business as conducted by any member of the Houston Group that are commercially available and existing or that are under development, in each case as of immediately after the Distribution Time, (b) the products and services of the Houston Business that were made commercially available and existing or that were under development, in each case prior to the Distribution Date, and (c) Natural Evolutions of the products and services referenced in clauses (a) and (b).

“Houston Patents” means all Patents (excluding the Transferred Patents) (a) that are, as of immediately after the Distribution Time, owned or Licensable by Houston or any other member of the Houston Group and (b) that, in the absence of a license thereto, would be infringed by the conduct of any of the Seattle Licensed Activities.

“Houston Third Party Conditions” has the meaning set forth in Section 3.1(g) (Third-Party Licenses).

“Improvement” to any Intellectual Property Right or Technology means (a) with respect to Copyrights, any modifications, derivative works, enhancements and translations of works of authorship in any medium, (b) with respect to Database Rights, any database that is created by extraction or re-utilization of another database, (c) with respect to Patents, any patentable improvement or modification to any Patents, and (d) with respect to Technology, any adaptation, derivative, enhancement, improvement or modification of or incorporated into Technology.

“Industrial Designs” has the meaning set forth in the definition of Intellectual Property Rights.

“Intellectual Property Assignment Agreements” has the meaning set forth in Section 2.1(a) (Assignment of Transferred IP).

“Intellectual Property Rights” means all rights, title and interest in and to intellectual property arising throughout the world, including all: (a) copyrights and registrations and applications therefor, and rights in published and unpublished works of authorship (collectively, “Copyrights”); (b) domain names, websites and uniform resource locators (collectively, “Domain Names”); (c) trademarks, service marks, corporate names, trade names, logos, slogans, designs, trade dress, and other similar identifiers of source or origin (registered and unregistered), together with the goodwill associated with any of the foregoing and registrations and applications to register any of the foregoing (collectively, “Marks”); (d) patents and utility models, design registrations, and applications for any of the foregoing, together with all counterparts, reissues, continuations, continuations-in-part, divisionals, and reexaminations thereof (collectively, “Patents”); (e) trade secrets, invention disclosures, know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information and other proprietary or confidential information, but excluding any Copyrights in or Patents on any of the foregoing (collectively, “Trade Secrets”); (f) mask works and registrations and applications therefor (“Mask Works”); (g) data rights, databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of any jurisdiction, whether registered or unregistered, and any applications for registration therefor (“Database Rights”); (h) industrial design rights and any registrations and applications therefor (“Industrial Designs”); (i) intellectual property rights in Software; and (j) any and all similar, corresponding or equivalent rights to any of the foregoing. For the avoidance of doubt, registrations and applications shall include all renewals, restorations, corrections, reversions and modifications of the same, as applicable. The term “Intellectual Property Rights” excludes (i) Technology and (ii) for the purpose of this IPMA only (and not for the purpose of any other Transaction Document), unless expressly provided in this IPMA, contractual rights (including license grants from Third Parties but not rights granted by registrars in respect of domain names).

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“IPMA” has the meaning set forth in the preamble.

“IT Software” means any Software that (a) is used to provide information technology-related infrastructure for an enterprise that is not used directly to provide commercial products or services to customers or related to the development related therefor, and (b) constitutes TSA-Licensed Software (as defined in the Transition Services Agreement).

“Licensable” means, with respect to a Party, Intellectual Property Rights that (a) are owned by a Third Party (not including (i) an Affiliate of such Party or (ii) the other Party or any Affiliate of that Party) and (b) such Party or any of its Affiliates has (to the extent which and for such time that such Party or Affiliates has) the right to grant the licenses or sublicenses to such Intellectual Property Rights granted by it as set forth in this IPMA without (1) subject to Section 3.1(g) (Third-Party Licenses), the approval of or payment of royalties or other consideration to such Third Party or (2) adversely affecting the exercise of such Party’s license rights granted by that Third Party or otherwise causing a detriment to such Party under such Party’s applicable license agreement with such Third Party.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Mask Works” has the meaning set forth in the definition of Intellectual Property Rights.

“Mistakenly Omitted Transferred IP” has the meaning set forth in Section 8.2(a) (Further Transfer and Transfer Back).

“Mistakenly Transferred Registered IP” has the meaning set forth in Section 8.2(a) (Further Transfer and Transfer Back).

“Natural Evolutions” means successors and replacements of a product or service, as well as natural evolutions, expansions, extensions, enhancements, additions, adaptations, derivatives and modifications of a product or service, including error corrections, bug fixes, new features, new functions, translations and ports to new or additional platforms or operating systems. Nothing in this definition shall be interpreted to limit or affect the definition or interpretation of any other references in this IPMA to natural evolutions, expansions, or extensions.

“Non-Assigning Party” has the meaning set forth in Section 10.1 (Assignment).

“Object Code” means programming statements, code, or computer instructions, in each case in machine-readable form (whether or not in executable form, generated by compilation, assembly or other translation of Source Code, or contained in a medium which permits it to be loaded into and operated on or by a computer). The term “Object Code” includes (a) statements, code, or instructions readable in a virtual machine, (b) partially compiled or intermediate code that may result from the compilation, assembly, or other translation of Source Code, and (c) firmware, compiled or interpreted programmable logic, libraries, objects, bytecode, machine code, and middleware.

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“Party” and “Parties” have the respective meanings set forth in the preamble.

“Patent Assignment Agreement” has the meaning set forth in Section 2.1(a) (Assignment of Transferred IP).

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Registered Intellectual Property” means (a) issued Patents and pending applications for issuance of Patents, (b) registered Marks and applications for registration of Marks, (c) registered Copyrights and applications for the registration of Copyrights, (d) registered Mask Works and applications for registration of Mask Works, (e) registered Industrial Designs and applications for registration of Industrial Designs, and (f) Domain Names.

“Registered Intellectual Property Schedule” has the meaning set forth in Section 2.1(d)(i) (Creation).

“Seattle” has the meaning set forth in the preamble.

“Seattle Business” means the Seattle Business (as defined in the Separation Agreement).

“Seattle Confidential Information” means Confidential Information of Seattle or any of its Affiliates.

“Seattle Existing Products” means the products and services of the Seattle Business that are commercially available and existing or that are under development, in each case as of immediately after the Distribution Time.

“Seattle Licensed Activities” means (a) the operation of the Seattle Business as conducted prior to the Distribution Date and natural evolutions, expansions, and extensions thereof, (b) the design, development, manufacture, having manufactured (subject to Section 3.2 (Have Made Rights)), use, importation, exportation, Sale, Service, and other exploitation of Seattle Licensed Products, and (c) the practice of the Seattle Licensed Processes in connection with any of the foregoing clauses (a) and (b).

“Seattle Licensed Entities” has the meaning set forth in Section 3.1 (License Grants).

“Seattle Licensed IPR” means (a) the Seattle Licensed Patents and (b) the Seattle Licensed Other IPR, in each case including those that are owned or Licensable by Seattle or any of its Subsidiaries.

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“Seattle Licensed Other IPR” means (a) all Transferred Other Registered IP and (b) all Transferred Unregistered IP, in each case that are or were, as of, or prior to, the Distribution Time, used or developed for use in the Houston Business. For the avoidance of doubt, Seattle Licensed Other IPR shall not include any Patents, Domain Names, or Marks.

“Seattle Licensed Patents” means all Transferred Patents that, in the absence of a license thereto, would be infringed by the conduct of any of the Houston Licensed Activities.

“Seattle Licensed Processes” means any methods, processes, or procedures (including of manufacture, assembly or testing) in use by Seattle or any of its Affiliates, including those for Seattle Licensed Products.

“Seattle Licensed Products” means (a) Seattle Existing Products, (b) the products and services of the Seattle Business that were made commercially available and existing or that were under development, in each case prior to the Distribution Date, and (c) Natural Evolutions of the products and services referenced in clauses (a) and (b).

“Sell” means to sell, transfer, distribute, lease or otherwise dispose of, or offer to do any of the foregoing, with respect to a product or service.

“Separation Agreement” means that certain Separation and Distribution Agreement dated as of September 7, 2016, by and between Houston Company and Seattle (as amended, modified or supplemented from time to time in accordance with its terms).

“Service” means to support, repair, refurbish, fix, perform any maintenance or otherwise review a product or to diagnose any operational issues with a product.

“Software” means computer programs and software, including any and all software implementations of algorithms, models and methodologies, whether in Source Code, Object Code or other form, databases and compilations of data in electronic form, including flow-charts and other work product used to design, plan, organize and develop any of the foregoing, all translations, ported versions, and modifications of any of the foregoing, and all related documentation, including user manuals and training materials.

“Source Code” means one or more programming statements, code, or computer instructions, in each case written in a human-readable programming language contained in any format, including human and machine-readable formats and including comments and annotations.

“Subsidiary” means a Subsidiary (as defined in the Separation Agreement) existing as of the Effective Date or at any time thereafter.

“Technology” means all tangible embodiments or applications of Copyrights, Trade Secrets, Mask Works, Database Rights, Industrial Designs, and other Intellectual Property Rights (other than Patents, Marks and Domain Names), including Software, and all related documentation (including related bills of material, build instructions, test reports, manuals, schematics, technical and user documentation, and lab notebooks), whether in electronic, written or other media. Technology does not include Intellectual Property Rights.

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“Third Party” means any Person other than a member of the Houston Group, Seattle, or an Affiliate of Seattle.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property Rights.

“Trademark Assignment Agreement” has the meaning set forth in Section 2.1(a) (Assignment of Transferred IP).

“Transaction Documents” has the meaning set forth in the Separation Agreement.

“Transferred Domain Names” means the Domain Names set forth on Exhibit A.

“Transferred IP” means the Transferred Registered IP, Transferred Domain Names, and Transferred Unregistered IP.

“Transferred Other Registered IP” means the Copyrights, Mask Works, and Industrial Designs set forth on Exhibit C.

“Transferred Patents” means the Patents set forth on Exhibit B.

“Transferred Registered IP” means, collectively, the (a) Transferred Patents, (b) Transferred Other Registered IP, and (c) Transferred Registered Trademarks.

“Transferred Registered Trademarks” means the Marks set forth on Exhibit D.

“Transferred Unregistered IP” means, other than the Transferred Registered IP, all Intellectual Property Rights (including Trade Secrets, unregistered Copyrights, unregistered Mask Works, unregistered Industrial Designs, and Database Rights embodied in any Technology) that are Exclusively Related to the Seattle Business.

Unless otherwise defined in this IPMA, all capitalized terms used in this IPMA shall have the meanings set forth in the Separation Agreement.

Article II
Assignment

Section 2.1            Transferred IP.

(a)                Assignment of Transferred IP. Houston hereby irrevocably assigns, transfers, conveys, and delivers, and shall cause the other members of the Houston Group to irrevocably assign, transfer, convey, and deliver, to Seattle all of their respective rights, title and interest in and to the Transferred IP, subject to (i) licenses and encumbrances entered into by Houston or any other member of the Houston Group with a Third Party prior to the Distribution Date in the ordinary course of business consistent with past practice and (ii) the licenses granted to Houston in this IPMA. Houston hereby sells, assigns, transfers, conveys, and delivers (and shall cause the other members of the Houston Group to do the same) to Seattle any and all waivers granted to any member of the Houston Group of any moral rights, including rights of attribution, integrity and disclosure, arising from all or any part of any Intellectual Property Rights that constitute Transferred IP. The Transferred IP includes the right, title, and interest of any member of the Houston Group in and to any and all proceeds, causes of action, and rights of recovery and collection against, and rights to sue (and recover damages from), Third Parties for past and future infringement, misappropriation, dilution, or other violation or impairment of any of the Transferred IP. The Parties shall execute the Patent Assignment Agreement in substantially the form attached hereto as Exhibit E-1 (the “Patent Assignment Agreement”), the Trademark Assignment Agreement in substantially the form attached hereto as Exhibit E-2 (the “Trademark Assignment Agreement”), the Copyright Assignment Agreement in substantially the form attached hereto as Exhibit E-3 (the “Copyright Assignment Agreement”), as well as such additional assignments (including for foreign Transferred IP) as reasonably requested by Seattle to carry out the intent of the Parties and otherwise in furtherance of the assignment of the Transferred IP (collectively the “Intellectual Property Assignment Agreements”). Houston shall cause the applicable members of the Houston Group to do as appropriate to document the transfer of the Transferred IP.

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(b)               Recording Change of Ownership of the Transferred IP. Seattle shall have the sole responsibility, at Seattle’s sole cost and expense, to file the Intellectual Property Assignment Agreements and any other forms or documents as required to record the assignment of the Transferred IP from Houston or the applicable member of the Houston Group to Seattle; provided, however, that, upon request, Houston shall provide commercially reasonable assistance to Seattle to support Seattle recording the assignment, at Seattle’s sole cost and expense.

(c)                Responsibility for Transferred Registered IP. With respect to the Transferred Patents, Transferred Registered Trademarks, and other Transferred Registered IP and Transferred Domain Names, Houston shall pay all fees incurred and respond to all office actions due prior and up to and including the Distribution Date, and Seattle shall, in its sole discretion, pay all fees incurred and respond to all office actions due subsequent to the Distribution Date. Houston shall promptly forward to Seattle all patent office correspondence received by the Houston Group and all patent attorney and agent correspondence received by the Houston Group related to the Transferred Patents for three hundred and sixty-five (365) days after the Distribution Date. Houston shall promptly forward to Seattle Group all trademark office correspondence received by the Houston Group and all trademark attorney and agent correspondence received by the Houston Group related to the Transferred Registered Trademarks for three hundred and sixty-five (365) days after the Distribution Date. Houston shall promptly forward to Seattle all other correspondence received by the Houston Group from any Intellectual Property Rights agency, office, or registrar and all attorney and agent correspondence received by the Houston Group related to any other Transferred IP for three hundred and sixty-five (365) days after the Distribution Date. Houston shall: (x) within ten (10) days after the Distribution Date, provide to Seattle a report from Houston’s docketing system regarding all digitally stored files relating to the Transferred Patents, the Transferred Registered Trademarks, any other Transferred Registered IP, or the Transferred Domain Names; and (y) promptly thereafter, (i) provide to Seattle complete copies of all of the following with respect to the Transferred Registered IP to the extent included in Houston’s electronic prosecution files or otherwise digitally stored in Houston’s docketing system for the Transferred Registered IP, Transferred Domains, and invention disclosures constituting Transferred IP: file histories and notes (where such notes are regarding, with respect to Transferred Registered IP, Transferred Domains, or invention disclosures constituting Transferred IP, actual or potential disclosure dates or prior art dates and correspondence with inventors, outside legal counsel, foreign agents and the applicable Governmental Authorities for such Intellectual Property), lists of Patents specifically identified as subject to royalty-free terms in a declaration submitted prior to the Distribution Date by any member of the Houston Group or Seattle Group to a standards-setting organization, patent pool, or similar organization, and (ii) upon Seattle’s reasonable request, provide copies of any prosecution and docketing information (including any such notes) with respect to Transferred Registered IP stored in physical or hard copy form solely to the extent that any Houston Group member has such information in physical or hard copy form.

(d)               Registered Intellectual Property Schedules.

(i)                 Creation. Promptly following the execution of the Separation Agreement, Houston shall, in consultation with Seattle Business management and Miami (to the extent such consultation is not prohibited by applicable Laws), commence the creation of a list of all Registered Intellectual Property that is Exclusively Related to the Seattle Business. Houston shall regularly provide Miami with a copy of the then-current list. Houston shall, without limiting anything set forth in Section 2.14 (Cooperation) of the Separation Agreement, and as reasonably requested by Miami (and to the extent not prohibited by applicable Laws), consult with, and provide updates and other information reasonably requested by Seattle or Miami to, Seattle Business management and Miami with respect to such list and the content thereof, and give due consideration in good faith to Miami’s and Seattle Business management’s input with respect thereto. If Miami or Seattle Business management disagrees with any decision made by Houston regarding such list or content, Houston, on the one hand, and Miami and Seattle management, on the other hand, shall escalate such disagreement to successively more senior-levels of executives (up to and including their respective CEOs). Houston shall deliver to Seattle as soon as reasonably practicable (but no later than ninety (90) days prior to the Projected Closing Date (as defined in the Merger Agreement)) a substantially final and complete list of Registered Intellectual Property that is Exclusively Related to the Seattle Business (such list, the “Registered Intellectual Property Schedule”).

(ii)               Assignment. The list of Domain Names set forth on the Registered Intellectual Property Schedule as of the Effective Date shall be deemed to be Exhibit A to this IPMA. The list of Patents set forth on the Registered Intellectual Property Schedule as of the Effective Date shall be deemed to be Exhibit B to this IPMA. The lists of Copyrights, Mask Works, and Industrial Designs set forth on the Registered Intellectual Property Schedule as of the Effective Date shall be deemed to be Exhibit C to this IPMA. The list of Marks set forth on the Registered Intellectual Property Schedule as of the Effective Date shall be deemed to be Exhibit D to this IPMA. Houston shall (and shall cause the other members of the Houston Group to) irrevocably assign, transfer, convey, and deliver to, as of the Effective Date, Seattle all right, title, and interest in and to the Intellectual Property Rights set forth on the Registered Intellectual Property Schedule as of the Distribution Time pursuant to Section 2.1 (Transferred IP).

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Article III
Licenses from Houston to Seattle

Section 3.1            License Grants. Houston (on behalf of itself and the other members of the Houston Group) hereby grants, agrees to grant, and agrees to cause the other members of the Houston Group to grant, to Seattle, Miami, and their respective Subsidiaries (Seattle, Miami, and such Subsidiaries, the “Seattle Licensed Entities”) the following personal, non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up, non-sublicensable (except as provided in Section 3.3 (Sublicenses)) and non-transferable (except as provided in Article X (Transferability and Assignment)) licenses under Houston Licensed IPR, which licenses shall be effective at and after the Distribution Time, as set forth below.

(a)                Patents. Under the Houston Patents, to engage in any Seattle Licensed Activities. The foregoing patent license shall expire, with respect to each individual Houston Patent, upon the expiration of the term of such Houston Patent.

(b)               Copyrights. Under the Copyrights that are included in the Houston Licensed IPR, to engage in any Seattle Licensed Activities, including (i) to reproduce and have reproduced the works of authorship included therein and derivative works thereof prepared by or on behalf of any Seattle Licensed Entity, in whole or in part, in connection with any Seattle Licensed Activities, (ii) to prepare derivative works or have derivative works prepared for it based upon such works of authorship in connection with any Seattle Licensed Activities, (iii) to distribute (by any means and using any technology, whether now or hereafter known or unknown) copies of the works of authorship included therein (and derivative works thereof prepared by or on behalf of any Seattle Licensed Entity) to the public by Sale, in connection with any Seattle Licensed Activities, (iv) to perform (by any means and using any technology, whether now or hereafter known or unknown, including electronic transmission) and display the works of authorship included therein (and derivative works thereof prepared by or on behalf of any Seattle Licensed Entity), in all cases in connection with any Seattle Licensed Activities, and (v) to use such works of authorship (and derivative works thereof prepared by or on behalf of any Seattle Licensed Entity) in connection with any Seattle Licensed Activities.

(c)                Database Rights. Under the Database Rights included in the Houston Licensed IPR, to engage in any Seattle Licensed Activities, including in connection therewith, to extract data from the databases and data collections included therein and to re-utilize such data (and Improvements thereof prepared by or on behalf of any Seattle Licensed Entity).

(d)               Mask Work Rights. Under the Mask Work Rights included in the Houston Licensed IPR, to engage in any Seattle Licensed Activities, including (i) to reproduce and have reproduced (subject to Section 3.2 (Have Made Rights)), by optical, electronic, lithographic or any other means, mask works and semiconductor topologies embodied in Seattle Licensed Products and (ii) to import or distribute a product in which any such mask work or semiconductor topology is embodied.

(e)                Trade Secrets and Industrial Designs. Under the Trade Secrets and Industrial Designs included in the Houston Licensed IPR, to engage in any Seattle Licensed Activities.

(f)                Other IP: Under all other Houston Licensed IPR (other than the Houston Patents), to engage in any Seattle Licensed Activities.

(g)               Third-Party Licenses. With respect to Intellectual Property Rights licensed to a member of the Houston Group by a Third Party that are part of the Houston Licensed IPR, the sublicense of such Third Party Intellectual Property Rights to the Seattle Licensed Entities shall be subject to all of the conditions set forth in the relevant license agreement between the applicable member of the Houston Group and such Third Party that are applicable to the exercise of such sublicense under this IPMA to the extent such conditions are provided or otherwise described to Seattle in writing (such conditions, the “Houston Third Party Conditions”), in addition to all of the terms, conditions and restrictions set forth herein. To the extent Houston so provides or describes any such Houston Third Party Conditions after the Distribution Date, the applicable sublicense hereunder shall be subject to such Houston Third Party Conditions as of Seattle’s receipt thereof. If at any time Seattle notifies Houston that it does not wish to thereafter sublicense the applicable Third Party Intellectual Property Rights subject to any Houston Third Party Conditions, the applicable Third Party Intellectual Property Rights to which such Houston Third Party Conditions apply shall thereafter cease to be sublicensed to the Seattle Licensed Entities under this IPMA. To the extent any sublicense of any Third Party Intellectual Property Rights to the Seattle Licensed Entities under this IPMA requires the approval of or payment of royalties or other consideration (in excess of any royalties or other consideration that would have been required in the absence of such sublicense) to such Third Party, subject to and without limiting anything set forth in Section 2.16 (Certain Contracts) of the Separation Agreement: (i) the grant of such sublicense shall be subject to the acquisition of such approval or payment of such royalties or other consideration, (ii) Houston shall use commercially reasonable efforts to obtain such approval, and (iii) to the extent any such payment of royalties or other consideration is required, Seattle shall have the option (but not the obligation) to make such payments; provided, however, that if Seattle elects not to make such payment Seattle will not receive the applicable sublicense. Sublicenses granted hereunder to Seattle under any Intellectual Property Rights owned by a Third Party shall expire on (A) the expiration of the term of the corresponding license agreement between such Third Party and the applicable member of the Houston Group, or (B) termination by the applicable third party licensor of such member’s right to sublicense such Intellectual Property Rights; provided that Houston provides Seattle with at least ninety (90) days prior notice of expiration in the case of clause (A) and prompt written notice upon becoming aware of termination (or an intended termination) in the case of clause (B).

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(h)               Termination of Licenses to a Non-Subsidiary. Any and all licenses granted by Houston to a Subsidiary of Seattle or Miami hereunder shall terminate with respect to such Subsidiary immediately at the time such Subsidiary is no longer a Subsidiary of Seattle or Miami, as the case may be, provided that (i) such termination shall not affect any sublicenses granted by such Subsidiary to any customer or end user pursuant to Section 3.3 (Sublicenses) prior to the date on which such Subsidiary ceased to be a Subsidiary of Seattle or Miami, which sublicenses shall remain in full force and effect, and (ii) no such termination shall occur with respect to any Subsidiary of Seattle that ceases to be a Subsidiary of Seattle but remains a Subsidiary of Miami.

Section 3.2            Have Made Rights. The licenses granted in Section 3.1 (License Grants) above shall include the right to have contract manufacturers, foundries, and other Third Parties manufacture Seattle Licensed Products for any Seattle Licensed Entity (including private label or OEM versions of such products), and are not intended to include foundry or contract manufacturing activities that a Seattle Licensed Entity may undertake on behalf of Third Parties, whether directly or indirectly.

Section 3.3            Sublicenses. The licenses granted in Section 3.1 (License Grants) above shall not include any right to grant any sublicenses except as provided in this Section 3.3 (Sublicenses). A Seattle Licensed Entity may grant sublicenses (including through multiple tiers) to (a) its OEM’s, distributors, resellers, system integrators and other channels of distribution, and to its or their end users or customers, with respect to Seattle Licensed Activities and solely within the scope of the licenses set forth in Section 3.1 (License Grants) above, and (b) any Third Party (including OEMs and manufacturers) for the purpose of, and to the extent necessary for such Third Party to perform any service that constitutes a Seattle Licensed Activity (including any service with respect to the design, manufacture, import, export, or supply of any product) for that Seattle Licensed Entity, and not for the direct benefit of such Third Party or any other Third Party.

Section 3.4            Improvements. As between Seattle, on the one hand, and Houston Group, on the other hand, Seattle hereby retains all right, title and interest, including all Intellectual Property Rights, in and to any Improvements made by Seattle or on its behalf from and after the Distribution Time (a) to any of the Houston Licensed IPR and Technology embodying any of Houston Licensed IPR, or (b) in the exercise of the licenses granted to it by any member of the Houston Group in this Article III (Licenses from Houston to Seattle), subject in each case only to the ownership interests of the applicable members of the Houston Group and Third Parties in the underlying Intellectual Property Rights that are improved. Seattle shall not have any obligation under this IPMA to notify any member of the Houston Group of any such Improvements made by or on behalf of Seattle or to disclose or license any such Improvements to the other members of the Houston Group.

Section 3.5            No Support Obligations. Except as otherwise set forth in this IPMA or any other Transaction Document, Houston has no obligation to deliver to Seattle any Technology or any other materials that are not in the possession of the Seattle Business as of immediately after the Distribution Time and no obligation to provide any technical, consulting, support or other services to Seattle except as expressly provided in the Transition Services Agreement. Specifically, Houston has no obligation under this IPMA to provide any updates or upgrades or other enhancements or improvements of or to any Houston Licensed IPR or Technology embodying Houston Licensed IPR licensed to Seattle under this IPMA. Any rights to access or use any IT Software owned by Houston or any other member of the Houston Group as of the Distribution Date pursuant to the Transition Services Agreement will be subject to the terms and conditions of the Transition Services Agreement.

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Article IV
Licenses from Seattle to Houston

Section 4.1            License Grants. Seattle (on behalf of itself and its Subsidiaries) hereby grants, agrees to grant, and agrees to cause its Subsidiaries to, grant to Houston and each of the other members of the Houston Group the following personal, non-exclusive, perpetual, irrevocable, non-transferable (except as provided in Article X (Transferability and Assignment)), non-sublicensable (except as provided in Section 4.3 (Sublicenses)), worldwide, fully paid-up, and royalty-free licenses under the Seattle Licensed IPR, which licenses shall be effective at and after the Distribution Time, as set forth below, and with respect to the licenses granted in Sections 4.1(b)-(f) below, subject to Section 4.1(g) (Limited Use Only).

(a)                Patents. Under the Seattle Licensed Patents, to engage in any Houston Licensed Activities. The foregoing patent license shall expire, with respect to each individual Seattle Licensed Patent, upon the expiration of the term of such Seattle Licensed Patent.

(b)               Copyrights. Under the Copyrights that are included in the Seattle Licensed IPR, to engage in any Houston Licensed Activities, including (i) to reproduce and have reproduced the works of authorship included therein and derivative works thereof prepared by or on behalf of any member of the Houston Group, in whole or in part, in connection with any Houston Licensed Activities, (ii) to prepare derivative works or have derivative works prepared for it based upon such works of authorship in connection with any Houston Licensed Activities, (iii) to distribute (by any means and using any technology, whether now or hereafter known or unknown) copies of the works of authorship included therein (and derivative works thereof prepared by or on behalf of any member of the Houston Group) to the public by Sale, in connection with any Houston Licensed Activities, (iv) to perform (by any means and using any technology, whether now or hereafter known or unknown, including electronic transmission) and display the works of authorship included therein (and derivative works thereof prepared by or on behalf of any member of the Houston Group), in all cases in connection with any Houston Licensed Activities, and (v) to use such works of authorship (and derivative works thereof prepared by or on behalf of any member of the Houston Group) in connection with any Houston Licensed Activities.

(c)                Database Rights. Under the Database Rights included in Seattle Licensed IPR, to engage in the Houston Licensed Activities, including in connection therewith, to extract data from the databases and data collections included therein and to re-utilize such data (and Improvements thereof prepared by or on behalf of any member of the Houston Group).

(d)               Mask Work Rights. Under the Mask Work Rights included in the Seattle Licensed IPR, to engage in any Houston Licensed Activities, including (i) to reproduce and have reproduced (subject to Section 4.2 (Have Made Rights)), by optical, electronic, lithographic or any other means, mask works and semiconductor topologies embodied in Houston Licensed Products and (ii) to import or distribute a product in which any such mask work or semiconductor topology is embodied.

(e)                Trade Secrets and Industrial Designs. Under Trade Secrets and the Industrial Designs included in the Seattle Licensed IPR, to engage in any Houston Licensed Activities.

(f)                Other IP: Under all other Seattle Licensed IPR (other than the Transferred Patents), to engage in any Houston Licensed Activities.

(g)               Limited Use Only. Notwithstanding the scope of any of the rights granted pursuant to any of Sections 4.1(b)-(f), the licenses granted pursuant to such Sections do not include any rights (including any rights to Sell or license) with respect to any product or service to the extent that such product or service constitutes, contains, or comprises (i) all or substantially all of a Seattle Existing Product or (ii) any material feature or functionality of any Seattle Existing Product. For the avoidance of doubt, the foregoing sentence does not (A) limit the exercise of any rights granted in this Section 4.1 (License Grants) exercised solely for the internal use purposes of Houston or any member of the Houston Group (and not for the benefit of any other Person) or (B) limit any rights granted under Section 4.1(a) (Patents) above.

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(h)               Third-Party Licenses. With respect to Intellectual Property Rights licensed to Seattle by a Third Party under a Contract transferred, assigned and assumed by Seattle under the Separation Agreement that are part of the Seattle Licensed IPR, the sublicense of such Third Party Intellectual Property Rights to the Houston Group shall be subject to all of the conditions set forth in the relevant license agreement between the Third Party and Seattle that are applicable to the exercise of such sublicense under this IPMA, in addition to all of the terms, conditions and restrictions set forth herein. To the extent any sublicense of any Third Party Intellectual Property Rights to Houston or a member of the Houston Group under this IPMA requires the approval of or payment of royalties or other consideration (in excess of any royalties or other consideration that would have been required in the absence of such sublicense) to such Third Party: (i) the grant of such sublicense shall be subject to the acquisition of such approval or payment of such royalties or other consideration, (ii) Seattle shall use commercially reasonable efforts to obtain such approval, and (iii) to the extent any such payment of royalties or other consideration is required, Houston shall have the option (but not the obligation) to make such payments; provided, however, that if Houston elects not to make such payment Houston will not receive the applicable sublicense. Sublicenses granted hereunder to Houston under any Intellectual Property Rights owned by a Third Party shall expire on (A) the expiration of the term of the corresponding license agreement between such Third Party and the applicable Seattle Licensed Entity, or (B) termination by the applicable third party licensor of such member’s right to sublicense such Intellectual Property Rights; provided that, in the case of clause (B), Seattle provides Houston with prompt written notice upon becoming aware of termination (or an intended termination).

(i)                 Termination of Licenses to a Non-Subsidiary. Any and all licenses granted by Seattle to a member of the Houston Group hereunder shall terminate immediately at the time such member is no longer a member of the Houston Group, provided that such termination shall not affect any sublicenses granted by such member to any customer or end user pursuant to Section 4.3 (Sublicenses) prior to the date on which such member ceased to be a member of the Houston Group, which sublicenses shall remain in full force and effect.

Section 4.2            Have Made Rights. The licenses granted in Section 4.1 (License Grants) above shall include the right to have contract manufacturers, foundries, and other Third Parties manufacture Houston Licensed Products for any member of the Houston Group (including private label or OEM versions of such products), and are not intended to include foundry or contract manufacturing activities that any member of the Houston Group may undertake on behalf of Third Parties, whether directly or indirectly.

Section 4.3            Sublicenses. The licenses granted in Section 4.1 (License Grants) above shall not include any right to grant any sublicenses except as provided in this Section 4.3 (Sublicenses). Any member of the Houston Group may grant sublicenses (including through multiple tiers) to (a) its OEMs, distributors, resellers, customers, system integrators and other channels of distribution and to its or their end users or customers, with respect to Houston Licensed Activities and solely within the scope of the licenses set forth in Section 4.1 (License Grants) above, and (b) any Third Party (including OEMs and manufacturers) for the purpose of, and to the extent necessary for such Third Party to perform any service that constitutes a Houston Licensed Activity (including any service with respect to the design, manufacture, import, export, or supply of any product) for a member of the Houston Group, and not for the direct benefit of such Third Party or any other Third Party.

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Section 4.4            Improvements. As between Seattle, on the one hand, and the Houston Group, on the other hand, the applicable member of the Houston Group hereby retains all right, title and interest, including all Intellectual Property Rights, in and to any Improvements made by or on behalf of them from and after the Distribution Time (a) to any of the Seattle Licensed IPR and any Technology embodying any of the Seattle Licensed IPR, or (b) in the exercise of the licenses granted to it by the Seattle in this Article IV (Licenses from Seattle to Houston), subject in each case only to the ownership interests of Seattle or any of its Subsidiaries and Third Parties in the underlying Intellectual Property Rights that are improved. Houston shall not have any obligation under this IPMA to notify Seattle of any such Improvements made by or on behalf of the Houston Group or to disclose or license any such Improvements to Seattle.

Section 4.5            No Support Obligations. Except as otherwise set forth in any other Transaction Document, neither Seattle nor any of its Affiliates has any obligation to deliver to the Houston Group any Technology or any other tangible materials that are not in the possession of the Houston Business immediately after the Distribution Time and no obligation to provide any technical, consulting, support or other services to Houston except as expressly provided in the Transition Services Agreement. Specifically, neither Seattle nor any of its Affiliates has any obligation under this IPMA to provide any updates or upgrades or other enhancements or improvements of or to any Transferred IP or Technology embodying Transferred IP licensed to Houston under this IPMA or any Transferred Technology. Any rights to access or use of any IT Software owned by Seattle or any of its Affiliates immediately following the Distribution Date pursuant to the Transition Services Agreement will be subject to the terms and conditions of the Transition Services Agreement.

Article V
Disclaimers

Section 5.1            Disclaimer of Warranties.

(a)                EXCEPT AS OTHERWISE PROVIDED IN ANY OTHER TRANSACTION DOCUMENT, (i) THE ASSIGNMENTS OF THE TRANSFERRED IP AND LICENSES TO HOUSTON LICENSED IPR GRANTED BY HOUSTON HEREUNDER ARE GRANTED ON AN “AS-IS” BASIS AND (ii) HOUSTON HEREBY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER MATTER WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED OR LICENSED HEREUNDER. HOUSTON MAKES NO REPRESENTATION OR WARRANTY AS TO ANY ABILITY TO PASS THROUGH OR EXTEND ANY THIRD PARTY RIGHTS IN THE HOUSTON LICENSED IPR.

(b)               (i) THE LICENSES TO SEATTLE LICENSED IPR GRANTED BY SEATTLE HEREUNDER ARE GRANTED ON AN “AS-IS” BASIS AND (ii) SEATTLE HEREBY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER MATTER WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED OR LICENSED HEREUNDER. SEATTLE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY ABILITY TO PASS THROUGH OR EXTEND ANY THIRD PARTY RIGHTS IN THE TRANSFERRED IP.

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Section 5.2            No Implied Licenses. Other than as expressly stated in this IPMA or any other Transaction Document, no other rights or licenses are granted by any Party under this IPMA or the Separation Agreement, by implication, estoppel or otherwise, with respect to any Intellectual Property Rights or Technology owned or controlled by any Party or any of its Subsidiaries. Without limiting the generality of the foregoing and without limiting anything set forth in any other Transaction Document, the rights granted in Section 3.1 (License Grants) and in Section 4.1 (License Grants) above do not extend to any standalone Software products of Houston or any other member of the Houston Group or Seattle or other member of the Seattle Group, respectively, that are made generally commercially available by Houston or any other member of the Houston Group or Seattle or any other member of the Seattle Group, respectively. Upon request by a Party, the other Party will use, and shall cause any member of its Group to use, good faith efforts to enter into standard customer or other commercial agreements with the requesting Party or its customers with respect to such Software products. By way of example, if Houston used the Seattle Business’s Cloud Services Automation (CSA) product in the Houston Business prior to the Distribution Date, the licenses granted in Section 4.1 (License Grants) would not extend to such product. Further, nothing in this IPMA shall restrict the Parties from entering into one or more separate and independent licenses of other Software products or Intellectual Property Rights; provided, however, that neither Party has the obligation to enter into any such license.

Article VI
Confidentiality

Section 6.1            Confidentiality. Each Party agrees that the other Party’s Confidential Information shall be used, disclosed, and copied by such Party only in furtherance of the exercise of the rights granted under this IPMA. All Houston Confidential Information used, disclosed, or copied by any Seattle Licensed Entity as of or prior to the Distribution Time in the ordinary course of business consistent with past practice shall be deemed to be so used, disclosed, or copied in furtherance of the exercise of the rights granted under this IPMA, provided that such use, disclosure, or copying is consistent with the licenses granted under this IPMA. All Seattle Confidential Information used, disclosed, or copied by the Houston Group as of or prior to the Distribution Time in the ordinary course of business consistent with past practice shall be deemed to be so used, disclosed, or copied in furtherance of the exercise of the rights granted under this IPMA, provided that such use, disclosure, or copying is consistent with the licenses granted under this IPMA. Each Party shall use, as a minimum, the same degree of care as it uses to protect its own Confidential Information of a similar nature, but no less than reasonable care, to prevent the unauthorized use, disclosure or publication of the other Party’s Confidential Information. Without limiting the generality of the foregoing:

(a)                Each Party shall only disclose the other Party’s Confidential Information to its employees or any individual or entity that (i) is a sublicensee to which rights are sublicensed as permitted under this IPMA, or (ii) has a bona fide need to access the other Party’s Confidential Information consistent with such Party’s rights under this IPMA, in each case, (A) pursuant to confidentiality obligations no less restrictive than the obligations imposed by the Seattle Business prior to the Distribution Date and (B) to the extent necessary to exercise its rights or perform its obligations under this IPMA in accordance with the terms and conditions of this IPMA.

(b)               Each Party shall affix to any copies it makes of any of the other Party’s Confidential Information, all proprietary notices or legends affixed to the other Party’s Confidential Information as they appear on the copies of the other Party’s Confidential Information originally received from the other Party.

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Section 6.2            Exclusions. Each Party shall not be bound by obligations restricting disclosure set forth in this IPMA with respect to any of the other Party’s Confidential Information which:

(a)                was lawfully in the public domain prior to its disclosure, or lawfully becomes publicly available other than through a breach of this IPMA or any other confidentiality obligation in respect of such information;

(b)               was disclosed to the recipient by a third party, provided such third party, or any other party from whom such third party receives such information, is not in breach of any confidentiality obligation in respect of such information; or

(c)                is independently developed by the recipient without the use of or reference to any of such other Party’s Confidential Information, as evidenced by its business records.

Section 6.3            Court Compelled Disclosures. Each Party shall be excused from the confidentiality obligations with respect to disclosure of the other Party’s Confidential Information solely to the extent such disclosure is compelled pursuant to legal, judicial, or administrative proceedings, or otherwise required by law, but solely to the extent required thereby, provided that such Party advises the other Party of any such disclosure in a timely manner prior to making any such disclosure (so that the other Party can apply for such legal protection as may be available with respect to the confidentiality of the information which is to be disclosed), and provided that such Party shall apply for such legal protection as may be reasonably available with respect to the confidentiality of the other Party’s Confidential Information which is required to be disclosed. Notwithstanding such compelled disclosure, the applicable Confidential Information of the other Party shall remain subject to the confidentiality obligations in this Article VI (Confidentiality) in all other contexts.

Article VII
Term and Termination

Section 7.1            Term. This IPMA shall be effective during the term commencing on the Effective Date hereof and shall continue perpetually unless terminated by mutual agreement between the Parties.

Section 7.2            No Right to Terminate. Except as otherwise expressly agreed by the Parties in writing, each Party acknowledges and agrees that the rights granted under this IPMA are not terminable (including for breach), but nothing in this IPMA shall limit a Party’s rights to seek damages or any other remedies available at law (other than a termination of any such rights) for a breach of this IPMA.

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Section 7.3            Effect of Termination. Upon termination under Section 7.1 (Term) pursuant to the mutual express written agreement of the Parties, all rights and licenses that may be granted to the Parties in Article III (Licenses from Houston to Seattle) and Article IV (Licenses from Seattle to Houston) shall immediately terminate, provided that, except as otherwise agreed by the Parties in writing, any such termination shall not affect any sublicenses granted to any customer or end user pursuant to Section 3.3 (Sublicenses) or Section 4.3 (Sublicenses), as applicable, prior to the date on which this IPMA is terminated pursuant to Section 7.1 (Term).

Section 7.4            Survival. Sections 2.1(d)(ii) (Assignment), 7.3 (Effect of Termination), 7.4 (Survival), and Articles I (Definitions), V (Disclaimers), VI (Confidentiality), VIII (Additional Intellectual Property Related Matters) (to the extent set forth in the sections therein), IX (Limitation of Liability), and XI (Miscellaneous) shall survive and continue after any termination of this IPMA.

Article VIII
ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

Section 8.1            No Obligation to Prosecute Patents. Except as expressly set forth elsewhere in this IPMA, including in the Exhibits, no Party shall have any obligation to seek, perfect, or maintain any protection for any of its Intellectual Property Rights. Without limiting the generality of the foregoing, except as expressly set forth elsewhere in this IPMA, including in the Exhibits, no Party shall have any obligation to file any Patent application, to prosecute any Patent, or secure any Patent rights or to maintain any Patent in force.

Section 8.2            Reconciliation.

(a)                Further Transfer and Transfer Back. Subject to Sections 8.1 (No Obligation to Prosecute Patents) and 8.7 (Transfer of Intellectual Property Rights), if (i) any particular item of Transferred Registered IP set forth on the Registered Intellectual Property Schedule was not, as of immediately prior to the Distribution Time, used or held for use exclusively in, or exclusively related to, the operation of the Seattle Business (such Transferred Registered IP, “Mistakenly Transferred Registered IP”) and (ii) such item was not assigned, transferred, conveyed, or delivered (or agreed or required to be assigned, transferred, conveyed, or delivered) to Seattle or any of its Subsidiaries pursuant to Section 2.14 (Cooperation) of the Separation Agreement, and (iii) Houston requests in writing that the item of Mistakenly Transferred Registered IP be transferred back to Houston (or the member of the Houston Group designated by Houston), then, Seattle shall (and shall cause the other members of the Seattle Group to) irrevocably assign, transfer, convey, and deliver all of their respective right, title, and interest in and to such item of Mistakenly Transferred Registered IP to Houston (or the member of the Houston Group designated by Houston). To the extent any Registered Intellectual Property is Exclusively Related to the Seattle Business, was owned by any member of the Houston Group immediately after the Distribution Time, and was not included on the Registered Intellectual Property Schedule, then from and after the Distribution Time, Houston shall (and shall cause the other members of the Houston Group to) irrevocably assign, transfer, convey, and deliver to Seattle (or a subsidiary of Seattle or Miami designed by Seattle) all right, title, and interest in and to such Registered Intellectual Property (the “Mistakenly Omitted Transferred IP”) on the terms and conditions set forth in Section 2.1 (Transferred IP). This Section 8.2(a) (Further Transfer and Transfer Back) shall survive and continue for two (2) years following the Distribution Date.

(b)               Further Assurances. In furtherance of the assignments, transfers, conveyances, and deliveries of Intellectual Property Rights pursuant to this IPMA, each Party, as assignor, shall, at the other Party’s reasonable request, (i) as applicable, execute or cause to be executed and deliver or cause to be delivered such further instruments and documents; and (ii) take such other reasonable action or cause such action to be taken, in each case of (i) and (ii) as are necessary or requested to perfect all rights, title, and interest in and to, and to otherwise effect the transfer of, Intellectual Property Rights pursuant to this IPMA. In addition to the foregoing, each Party shall provide the other Party with reasonable assistance by and through its employees, officers, directors, contractors, agents, attorneys, and inventors in connection with patent prosecution or other necessary activities of such other Party relating to the Transferred IP, including prompt cooperation in preparing and executing oaths, declarations, affidavits, or other sworn statements with respect thereto.

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Section 8.3            Third-Party Infringement. Except as expressly set forth elsewhere in this IPMA, no Party shall have any obligation hereunder to institute or maintain any action or suit against Third Parties for infringement or misappropriation of any Intellectual Property Rights in or to any Technology licensed to the other Party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity or enforceability of any of such Intellectual Property Rights or which claims that any Technology licensed to the other Party hereunder infringes or constitutes a misappropriation of any Intellectual Property Rights of any Third Party.

Section 8.4            Copyright Notices. Notwithstanding anything to the contrary herein, as to works in which Seattle owns the Copyright, to the extent any such works contain Copyright notices which indicate a different entity as the Copyright owner, Seattle may change such notices.

Section 8.5            No Challenge to Title. Each Party agrees that it shall not (and shall cause its Subsidiaries not to), for any reason, after the Distribution Time (regardless of whether this IPMA is subsequently terminated pursuant to Section 7.1 (Term)), either itself do or authorize any Third Party to do any of the following anywhere in the world with respect to any Intellectual Property Rights licensed to such Party or its Subsidiaries (including in the case of the licenses granted to Seattle, Miami and its Subsidiaries) hereunder: (a) represent to any Third Party in any manner that it owns or has any ownership rights in such Intellectual Property Rights; (b) apply for any registration of such Intellectual Property Rights (including federal, state, and national registrations); or (c) impair, dispute or contest the validity or enforceability of, or any of the other Party’s (or any of such other Party’s Subsidiaries’, including, in the case of Seattle, Miami’s or its Subsidiaries’) right, title and interest in and to, such Intellectual Property Rights. Nothing in this Section 8.5 (No Challenge) shall preclude either Party or any of its Subsidiaries from providing documents, information, and/or testimony in compliance with any subpoena duly served upon such Party or such Subsidiary or any order by a Governmental Authority with jurisdiction over such Party or such Subsidiary.

Section 8.6            Dispute Resolution. In the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any Party’s rights or obligations under this IPMA (whether arising in contract, tort or otherwise) (including the interpretation or validity of this IPMA), such Dispute shall be resolved in accordance with the dispute resolution process referred to in Article VIII (Dispute Resolution) of the Separation Agreement (other than Section 8.7 (Limitation on Certain Damages) thereof).

Section 8.7            Transfer of Intellectual Property Rights. Nothing herein shall prevent either Party from selling, assigning, or transferring, in whole or in part, any of the Intellectual Property Rights licensed to the other Party hereunder, provided that, any such sale, assignment, or transfer shall be subject to the license granted to the other Party hereunder.

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Article IX
LIMITATION OF LIABILITY

Section 9.1            Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS IPMA, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL NOT, HOWEVER, LIMIT THE DAMAGES AVAILABLE TO A PARTY FOR (A) INFRINGEMENT OR MISAPPROPRIATION OF ITS INTELLECTUAL PROPERTY RIGHTS BY THE OTHER PARTY OR (B) BREACHES OF ARTICLE VI (CONFIDENTIAL INFORMATION) OR (C) OTHER REMEDIES THAT MAY BE PROVIDED UNDER THE SEPARATION AGREEMENT.

Article X
TRANSFERABILITY AND ASSIGNMENT

Section 10.1        Assignment. Except as otherwise provided in this Article X (Transferability and Assignment), neither Party may assign or transfer any of the Intellectual Property Rights licenses granted pursuant to this IPMA, nor this IPMA as a whole, whether by operation of law or otherwise, without the prior written consent of the other Party (which consent such Party shall not unreasonably withhold, condition, or delay), except that a Party (the “Assigning Party”, and the other Party, the “Non-Assigning Party”) may, upon notice to the Non-Assigning Party, (a) assign or transfer this IPMA in whole to (i) a Subsidiary (or, in the case of Seattle, to Miami or any of its Subsidiaries (including in connection with any restructuring, reorganization, or similar transaction), (ii) a lender as collateral security, or (iii) subject to Section 10.2 (Sale of All or Part of a Business (Assignment)), to a Third Party acquiror of all or substantially all of the assets or business of the Assigning Party or to a Third Party in connection with a Change of Control of the Assigning Party; or (b) subject to Section 10.2 (Sale of All or Part of a Business (Assignment)), assign or transfer this IPMA in part to a Third Party acquiror of all or substantially all of the assets of a business or product line (in each case to which this IPMA relates) of the Assigning Party or any of its Subsidiaries (or, in the case of Seattle, Miami or any of its Subsidiaries), solely as and to the extent this IPMA applies to such business or product line. Any purported assignment or transfer made in violation of this Section 10.1 (Assignment) shall be void and of no effect. Unless otherwise agreed in writing by the Parties, no assignment or transfer made pursuant to this Section 10.1 (Assignment) shall release the Assigning Party from any of its liabilities under this IPMA that accrued prior to the assignment or transfer of this IPMA. This IPMA shall be binding upon, inure to the benefit of and be enforceable by (and against) each Party and its successors and permitted transferees and assigns.

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Section 10.2        Sale of All or Part of a Business (Assignment). If an Assigning Party assigns or transfers this IPMA to any Person (the “Acquiror”) in whole pursuant to Section 10.1(a)(iii) or in part pursuant to Section 10.1(b), such assignment shall be subject to all of the following conditions and restrictions:

(a)                the Acquiror shall agree to be bound, in advance in writing, by the terms of this IPMA;

(b)               the effective date of the application of the licenses under this IPMA to such Acquiror shall be the effective date of the assignment or transfer;

(c)                the licenses granted to the Acquiror and its Subsidiaries under this IPMA shall not, as a result of such assignment or transfer, extend to the Acquiror or any of its Affiliates with respect to any of their past, then-current or (other than as contemplated by clause (d) below) future products, services, or processes;

(d)               except to the extent, following the assignment or transfer, the business or business or product line, as applicable, is operated as a separate business from the then-existing business of the Acquiror (in which case such separate business shall be subject to all the restrictions on license scope as provided in Article III (Licenses from Houston to Seattle) or Article IV (Licenses from Seattle to Houston), as the case may be, and the other subsections of this Section 10.2 (Sale of All or Part of a Business (Assignment)) (but not this Section 10.2(d))), the licenses granted to the Acquiror and its Subsidiaries as a result of such assignment or transfer shall be limited to:

(i) the operation of the Assigning Party’s and its Subsidiaries’ business or the business or product line, respectively, as conducted as of the effective date of the assignment or transfer, and natural evolutions, expansions, and extensions thereof; and

(ii) the products, services and processes of the Assigning Party’s and its Subsidiaries’ business or business or product line, respectively:

(A) that are included within or covered by the Seattle Licensed Activities or Houston Licensed Activities, as applicable, as of the effective date of the assignment or transfer; and

(B) (x) that are commercially released or available by or on behalf of the Assigning Party or any of its Subsidiaries as of such date, (y) that are under development by or on behalf of the Assigning Party as of such date and are released, made available, or otherwise commercialized within twelve (12) months thereafter, or (z) for which the Assigning Party or any of its Subsidiaries has otherwise taken substantial steps to commercialize as of the such date, in each case of clauses (x) through (z), including Natural Evolutions of such products, services and processes;

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(e)                the Intellectual Property Rights of the Non-Assigning Party that are subject to the license granted to the Acquiror shall be limited to Intellectual Property Rights licensed to the Assigning Party pursuant to Articles III (Licenses from Houston to Seattle) or IV (Licenses from Seattle to Houston), as the case may be; and

(f)                if the Acquiror and the Non-Assigning Party are, as of the effective date of the assignment or transfer, party to an active litigation, arbitration, or other formal dispute resolution proceeding pursuant to which the Acquiror alleges that the Non-Assigning Party is infringing or misappropriating any Intellectual Property Rights owned by the Acquiror, then the licenses granted to the Acquiror pursuant to this IPMA following such assignment or transfer shall be suspended and not effective; provided, however, that (i) such licenses shall cease to be so suspended and not effective (and shall become effective, automatically and without further action) immediately upon the cessation of such litigation, arbitration, or proceeding (whether by settlement, entry of a final, non-appealable order, or otherwise)), and (ii) this Section 10.2(f) shall in no way affect or otherwise result in the suspension of any rights or part of this IPMA not assigned or transferred to the Acquiror.

Article XI
Miscellaneous

Section 11.1        Incorporation by Reference. Other than Sections 8.7 (Limitation on Certain Damages), 9.6 (Termination), and 9.9 (Assignment; No Third-Party Beneficiaries) of the Separation Agreement, this IPMA is subject to all of the terms, conditions and limitations set forth in Section 7.1 (Further Assurances) of the Separation Agreement and Articles VIII (Dispute Resolution) and IX (Miscellaneous) of the Separation Agreement, which by this reference are hereby incorporated into and made a part of this IPMA, mutatis mutandis, as if they were set forth in their entirety herein; provided, however, that for the purposes of this IPMA, the terms, conditions and limitations with respect to Section 7.1 (Further Assurances) of the Separation Agreement shall apply at all times following the Distribution Time (and not just for twelve (12) months thereafter, to the extent such time limitation applies).

Section 11.2        Entire Agreement. Subject to Section 11.3 (Order of Precedence), this IPMA, the other Transaction Documents, the Merger Agreement and the schedules and exhibits hereto and thereto constitutes the entire agreement of the Parties with respect to the subject matter of this IPMA and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this IPMA.

Section 11.3        Order of Precedence. In the event of any conflict between the provisions of this IPMA and any other provision in the Separation Agreement or any other Transaction Document, the provisions of this IPMA shall control with respect to Intellectual Property Rights and Technology.

Section 11.4        Rights in Bankruptcy. All rights and licenses granted under or pursuant to this IPMA, including those in Article III (Licenses from Houston to Seattle) and Article IV (Licenses from Seattle to Houston) are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States. The Parties agree that each licensee of rights under this IPMA shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protections for Intellectual Property Rights.

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IN WITNESS WHEREOF, the Parties have caused this IPMA to be executed and delivered by their respective duly authorized officers as of the Effective Date.

HEWLETT PACKARD ENTERPRISE COMPANY

By:
Name:
Title:

HEWLETT PACKARD ENTERPRISE DEVELOPMENT LP

By:
Name:
Title:

SEATTLE SPINCO, INC.

By:
Name:
Title:

[Signature Page to the IP Matters Agreement]